Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated February 16, 2006 on the financial statements of the Blue Chip Investor Fund, dated as of December 31, 2005 and for the periods indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Registration Statement on Form N-1A of the Blue Chip Investor Fund (SEC File No. 811-10571).

  /s/ Cohen McCurdy

Cohen McCurdy, Ltd.

Westlake, Ohio

April 27, 2006